Exhibit 3.2
                                     BYLAWS

                                       OF

                                JUMP'N JAX, INC.

ARTICLE I.  REGISTERED OFFICE.

         The registered office shall be at 511 East St. George Blvd., St. George, Utah 84770, Jump'n Jax, Inc. (hereinafter called the "Corporation") may also have offices at such other places both within or without the State of Utah as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II.   FISCAL YEAR.

         The fiscal year of the Corporation shall end on the last day of December of each year unless another date shall be fixed by-resolution of the Board of Directors. After such date is fixed, it may be changed for future fiscal years at any time by further resolution of the Board of Directors.

ARTICLE III.   MEETING OF SHAREHOLDERS.

         1.    Meetings.
               ---------
         All meetings of the shareholders for the election of Directors shall either be by waiver of notice and consent or shall be held at such place either within or without the State of Utah as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.

         2.   Annual Meetings.
              ----------------
         Annual meetings of shareholders may be held by waiver of notice and consent or shall be held on such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting; at which meeting the shareholders shall elect, either in person or by proxy, by a plurality vote a Board of Directors and transact such other business as may properly be brought before the meeting.

         3.   Special Meetings
              ----------------
         Special meetings of the shareholders, for any purpose or purposes, may be held by waiver of notice and consent or may be called by the President and shall be called by the President or Secretary at the request in writing of any two of the Board of Directors, or at the request in writing of shareholders owning not less than twenty-five percent (25%) of the entire common stock of the Corporation issued and outstanding and entitled to vote.

         4.   Notice.
              -------
         When required by law, written notice of a special meeting stating the place, date and hour of the meeting and the purpose or purposes for which the meeting is called shall be given not less than ten (10) nor more than fifty (50) days before the date of the meeting, to each shareholder entitled to vote as such meeting.

         5.   Notice of Specific Purpose.
              ---------------------------
          Business transacted at a special meeting shall not be limited to the purpose stated in the notice so long as not more than forty percent (40%) of the shareholders present do not object to the consideration of such business.

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         6.   Quorum.
              -------
         Except  as  otherwise  provided  by  statute  or  by  the  Articles  of
Incorporation, the holders of fifty (50%) percent of the shares issued and outstanding and entitled to vote at such meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote at such meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. Such adjourned meeting at which a quorum shall be present or represented shall constitute the meeting as originally notified. If the adjournment is for more than fifty (50) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

         7.   Voting Percentage.
              ------------------
         When a quorum is present at any meeting, the vote of the holders of a majority of the shares having the power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the statutes or of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the necessary vote for such question.

         8.   Voting List.
              ------------
         The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder for any purpose germane to the meeting, during the ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

         9.   Votes Per Share and Proxies.
              ----------------------------
         Each shareholder shall be entitled to one vote in person or by proxy for each share of common stock having voting power held by such shareholder, but no proxy shall be voted on after three (3) months from its date, unless the proxy specifically provides for a longer period.

ARTICLE IV.    DIRECTORS.

         1.   Number.
              -------
         The number of Directors which shall constitute the whole Board shall consist of three (3) Directors. The Directors shall be elected at the annual meeting of the shareholders, except as provided in Paragraph 2 of this Article. Each Director elected shall hold office until his successor is elected and qualified or until he is removed pursuant to statute. Directors need not be shareholders.
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         2.   Vacancies.
              ----------
         Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, though less than a quorum, or by a sole remaining Director. The Director so chosen shall hold office until the next annual election and until his successor is duly elected and shall qualify, unless sooner displaced. If there are no Directors in office, then an election of Directors shall be held in the manner provided by statute.

         3.   Powers.
              -------
         The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation directed or required to be exercised or done by the shareholders.

         4.   Place of Meetings.
              ------------------
         The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Utah.

         5.   First Meeting.
              --------------
         The first meeting of each newly elected Board of Directors shall be held at such time and place as shall be fixed by the vote of the shareholders at the annual meeting and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time or place of such first meeting of the newly elected Board of Directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time an place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.

         6.   Regular Meetings.
              -----------------
         Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

         7.   Special Meetings.
              -----------------
         Special meetings of the Board may be called by the President on one day's notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request by three (3) Directors.

         8.   Quorum.
              -------
         At all meetings of the Board, a majority of the Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. In the event that (1) there is an even number of Directors on the Board and (2) a meeting has been called and continued at least twice because only fifty percent of the Directors were present, then, on the second continuance, such fifty percent of the Directors will constitute a quorum.
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         9.   Consent Meetings.
              -----------------
         Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board or committee consent thereto in writing, and the writing or writings are filed with the minutes of the Board.

         10.  General Authorization of Board's Authority to Issue Stock.
              ----------------------------------------------------------
         The Board of Directors may issue, from time to time and in its discretion, any stock author by the Articles of Incorporation to be issued by the Corporation.

ARTICLE V.   Notices.

         Whenever, under the provisions of the statutes or of the Articles of Incorporation or of t Bylaws, notice is required to be given to any Director or shareholder, it shall not be construed require personal notice unless specifically stated. Rather such notice may be given in writing, by mail addressed to such Director or shareholder, at his address as it appears on the records of Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notice to Directors may also be given telegram.
         Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such notice.

ARTICLE VI.   Officers.

         1.   Officers.
              ---------
         The Board of Directors, within thirty (30) days after the annual election of the Directors in each year, shall elect a President, a Secretary and a Treasurer, who need not be members of the board and who need not be shareholders. The Board, at that time or from time to time, may elect one or more Vice Presidents, Assistant Secretaries and Assistant Treasurers who may or may not be members of the Board. The same person may hold any two or more offices excepting those of President and Secretary, but no Officer shall execute, acknowledge or verify any instrument in more than one capacity. The Board may also appoint such other Officers and agents as it may deem necessary for the transaction of the business of the Corporation.

         2.   Terms.
              ------
         The term of office of all Officers shall be one year or until their respective successors are chosen, but any Officer may be removed from office, with or without cause, at any meeting of the Board of Directors by the affirmative vote of a majority of the Directors then in office. The Board of Directors shall have power to fill any vacancies in any offices occurring from whatever reason.

         3.   Salaries.
              ---------
         The salaries and other compensation of all Officers of the Corporation shall be fixed by the Board of Directors.

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         4.   President.
              ----------
         The President shall be the chief executive officer of the Corporation and shall have the responsibility for the general and active management of the business of the Corporation, and shall see that all orders and resolutions of the Board are carried into effect. He shall execute all authorized conveyances, contracts, or other obligations in the name of the Corporation except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. He shall preside at all meetings of the shareholders and, if not a member of the Board of Directors, shall nonetheless receive notice of all meetings of the Board of Directors and shall be ex-officio a member of the Board of Directors and all standing committees of the Board of Directors.

         5.   Vice President(s).
              ------------------
         The Vice Presidents in the order designated by the Board of Directors or, lacking such a designation, by the President, shall in the absence or disability of the President perform the duties and exercise the powers of the President and shall perform such other duties as the Board of Directors shall prescribe.

         6.   Secretary.
              ----------
         The Secretary shall attend all meetings of the shareholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose and shall perform like duties for the Board of Directors and the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and shall perform such other duties as may be prescribed by the Board of Directors of by the President, under whose supervision he shall act. He may execute with the President all authorized conveyances, contracts or other obligations in the name of the Corporation except as otherwise directed by the Board of Directors. He shall keep in safe custody the seal of the Corporation and, when authorized by the Board, affix the same to any instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the Treasurer or an Assistant Secretary.
         The Secretary shall keep a register of the address of each shareholder. Said address shall be furnished to the Secretary by such shareholder and the responsibility for keeping said address current shall be upon the shareholder.
The Secretary shall have general charge of the stock transfer books of the Corporation.

         7.   Treasurer.
              ----------
         The Treasurer shall have custody of and keep account of all money, funds and property of the Corporation, unless otherwise determined by the Board of Directors, and he shall render such accounts and present such statements to the Directors and President as may be required of him. He shall deposit funds of the Corporation which may come into his hands in such bank or banks as the Board of Directors may designate. He shall keep his bank accounts in the name of the Corporation and shall exhibit his books and accounts at all reasonable times to any Director of the Corporation, upon application, at the office of the Corporation during business hours. If required by the Board of Directors, he shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board for faithful performance of the duties of his office and for the restoration to the Corporation in case of his death, resignation or removal from office of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

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         8.   Assistants.
              -----------
         The Assistant Secretaries and the Assistant Treasurers, if any, respectively, in the absence of the Secretary or the Treasurer, as the case may be, shall perform the duties and exercise the powers of such Secretary or Treasurer and shall perform such other duties as the Board of Directors shall prescribe.

ARTICLE VII. CERTIFICATES.

         1.  Lost Certificates.
             ------------------
         The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of shares to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been last, stolen, or destroyed.

         2.   Surrender.
              ----------
         Upon surrender to the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

         3.   Record Date.
              ------------
         In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than fifty (50) days nor less than ten (10) days before the date of such meeting, nor more than fifty (50) days prior to any other action. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. Absent Board of Directors action, the record date shall be ten (10) days before the date of such meeting.

         4.   Voting.
              -------
         The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Utah.

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         5.   Restrictions on Transfer.
              -------------------------
         Every certificate issued by the Corporation shall contain, on its face, a legend stating that transfer of the certificate is restricted pursuant to the Corporation's Bylaws and any other agreement which may be in effect. The Corporation shall not be required to recognize any transfer of any shares which is in violation of these Bylaws or of any other agreement filed with the Corporation.
          No transfer of any share shall be permitted which is in violation of the securities statutes of any state or of the United States and the Corporation shall take due care to ensure that no such transfer occurs.

ARTICLE VIII. INDEMNIFICATION.

         1.   Judgment by Board.
              ------------------
         The Corporation shall indemnify any Officer or Director who is a party or is threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative (except not an action by or in the right of the Corporation) by reason of the fact that such person is or was a Director or Officer of the Corporation, against expenses, including attorney's fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by the Officer or Director in connection with the action, suit, or proceeding if a majority of the Board of Directors, exclusive of the person to be indemnified, determines that such Officer or Director acted in good faith and in a manner the Officer or Director reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct at issue was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contender or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

         2.   Prior to Final Disposition
              --------------------------
         Expenses incurred in defending a civil or criminal action, suite or proceeding may be paid in advance of the final disposition of the action, suite or proceeding upon receipt of an undertaking by or on behalf of the Officer or Director that such person shall repay the amount advanced if it is ultimately determined that such person is not entitled to be indemnified by the Corporation pursuant to Paragraph 1 of this ARTICLE VIII.

         3.   Continuation of Indemnification.
              --------------------------------
         Any indemnification or advancement of expenses under this ARTICLE VIII shall, unless otherwise provided when the indemnification of advance of expenses is authorized or ratified, continue as to a person who has ceased to be an Officer or Director and shall inure to the benefit of such person's heirs, executors and administrators.

                                     Page 7
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ARTICLE IX.   AMENDMENTS.

         These Bylaws may be altered, amended or repealed or by new Bylaws may be adopted by the shareholders or by the Board of Directors at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such special meeting.




      /S/   JAMES TODD WHEELER
------------------------------------------
James Todd Wheeler



      /S/   RICHARD LAMB
------------------------------------------
Richard Lamb, Director



      /S/   MICHELLE WHEELER
------------------------------------------
Michelle Wheeler, Director


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